Exhibit 5

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                                               Direct Telephone:  216/621-0150
                                               Direct Facsimile:  216/241-2824
                                                E-mail:  inquiry(a)hahnlaw.com


                                                      March 29, 1999


First Union Real Estate Equity and Mortgage Investments
55 Public Square
Suite 1900
Cleveland, Ohio  44113-1937

To Whom It May Concern:

     We are acting as Ohio counsel for First Union Real Estate Equity and Mortgage Investments (the "Trust"), an Ohio business trust, in connection with the Trust's Registration Statement on Form S-3 (Registration No. 333-63547), as the same may be amended (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to rights to purchase (the "Rights") shares of beneficial interest in the Trust, $1.00 par value per share (the "Common Shares"), and Common Shares.

     In connection with the foregoing, we have examined (a) the Amended and Restated Declaration of Trust and the Amended Bylaws of the Trust; and (b) such records of the corporate proceedings of the Trust and such other documents as we deemed necessary to render this opinion.

     Based upon such examination, we are of the opinion that:

     1. The Trust is a business trust organized and validly existing under the laws of the State of Ohio.

     2.   The Rights to be issued by the Trust have been duly authorized.

     3. The Common Shares to be issued and sold by the Trust pursuant to the exercise of the Rights have been duly authorized and, when issued and sold pursuant to the exercise of the Rights and in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessible.

     The opinion expressed herein is limited to the laws of the State of Ohio, as currently in effect.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the reference to us under the caption "Legal Matters" in the Prospectus and in the Prospectus Supplement that are a part of the Registration Statement.

                                                Very truly yours,



                                                /s/ Hahn Loeser & Parks LLP
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                                                    Hahn Loeser & Parks LLP